SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:  January 25, 1999



                             INTERACTIVE MAGIC, INC.
               (Exact name of registrant as specified in charter)


                                 NORTH CAROLINA
                 (State of other jurisdiction of incorporation)


        0-29750                                          56-2092059
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


  215 Southport Drive, Suite 1000, Morrisville, NC                   27560
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone no. including area code:  (919) 461-0722
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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------
         On January 25, 1999, the Company entered into an agreement (the "MPG-Net Agreement") to acquire, pursuant to a merger transaction, MPG-Net, Inc. ("MPGN"). In consideration for the merger and certain related obligations of MPGN, the Company issued 750,000 shares of the Company's common stock, par value $.10 per share ("Common Stock"), which shares have been deposited into escrow pending the consummation of the merger and final determination of the merger consideration. The maximum merger consideration will be $4,000,000. In the event that at closing, the fair market value of the Common Stock deposited into escrow exceeds $4,000,000, the number of shares delivered upon consummation of the merger will be reduced accordingly. Upon the closing of the proposed transaction, the stockholders of MPGN will receive demand and piggyback registration rights. The consummation of the merger is subject to customary closing conditions.

         MPGN develops, publishes and distributes interactive, real-time entertainment for multi-user online play, as well as creates interactive entertainment platforms on the Internet, such as online game channels, game hubs and websites.

Item 5.  Other Events
         ------------
         On January 26, 1999 the Company sold a $4 million convertible note due January 25, 2002 in a private placement to RGC International Investors, LDC (the "Purchaser") pursuant to a Securities Purchase Agreement dated as of January 25, 1999 by and between the Company and the Purchaser. The Note bears interest at six percent (6%) per annum, subject to increase in certain circumstances. The
Note is convertible into shares of the Company's Common Stock at a conversion price (the "Conversion Price") initially equal to the lower of (i) $4.815 (the "Fixed Conversion Price") and (ii) 93% of the market price at the time of conversion. The Fixed Conversion Price equals 120% of the average closing bid prices of the Common Stock for the five trading days immediately preceding January 25, 1999. The market price at the time of conversion will be determined by averaging the lowest closing bid prices on any two trading days during the 22-day trading period immediately prior to the conversion date. The Conversion Price is subject to reduction in certain circumstances, including (i) if the Common Stock trading volume does not exceed specified amounts and (ii) commencing on June 26, 1999 and every 60 days thereafter (in this case up to a maximum reduction of sixteen percentage points). In certain circumstances upon conversion of the Note, the holder is entitled to warrants to purchase a number of shares of Common Stock equal to 50% of the shares issued upon conversion of the Note, exercisable at the then Conversion Price. The Conversion Price is also subject to adjustment in other circumstances.


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         Unless stockholder approval is obtained and other specified conditions are met, the total number of shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (the "Conversion Shares") and upon exercise of or otherwise pursuant to the warrants (the "Warrant Shares") shall not exceed 2,119,889, which represents 19.99% of the 10,604,748 shares of outstanding Common Stock as of the date the Note was issued (including the 750,000 shares of common stock issued and held in escrow in connection with the MPG-Net Agreement). Stockholders of the Company beneficially owning an aggregate of 5,396,266 shares of Common Stock (including shares issuable upon exercise of options and shares as to which such stockholders have the right to vote) agreed to vote their shares in favor of stockholder approval if the Company is required to obtain such approval.

         The net proceeds of the financing were approximately $3,670,000, net of a placement agent commission and expenses of the financing. The Company agreed to grant the placement agent warrants to purchase 200,000 shares of Common Stock at an exercise price equal to 110% of market price determined at the date of issuance. The Company intends to use the net proceeds of the private placement for working capital and business development activities including for potential acquisitions. Although the Company from time to time evaluates and engages in discussions with respect to potential acquisitions, with the exception of the MPG-Net Agreement, the Company has no agreements or commitments with respect to any particular acquisition.

         The Company granted the Purchaser demand and piggyback registration rights relating to the resale of the Conversion Shares and the Warrant Shares. The holder of the Note has the right to require the Company to redeem the Note at a specified value under certain conditions including if the Company (i) fails to have a registration statement relating to the resale of the Conversion Shares and the Warrant Shares declared effective by the Securities and Exchange Commission by June 25, 1999; (ii) declares bankruptcy or makes an assignment for the benefit of creditors; (iii) sells all or substantially all of its assets or merges into another corporation, except under certain conditions; (iv) fails to maintain a listing of its Common Stock on the Nasdaq National Market; or (v) breaches in any material respect certain covenants.

         In the event the Notes were redeemed, the Company's liquidity would be materially adversely affected. In the event the market price of the Common Stock declines, the issuance of Conversion Shares and/or Warrant Shares will be increasingly dilutive to the other stockholders of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------
         (a)      Financial Statements of the Businesses Acquired

                  To be filed by amendment within the time period specified by
                  Item 7 of Form 8-K.

         (b)      Pro Forma Financial Information

                  To be filed by amendment within the time period specified by
                  Item 7 of Form 8-K.

         (c)      Exhibits

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

                  10.27 Agreement and Plan of Merger by and among the Company, i Magic Online Corporation, MPG-Net, Inc. Multiplayer Games Network, Inc and Tantalus, Inc., James Hettinger and Donn A. Clendenon dated as of January 25, 1999
                  10.28 Securities Purchase Agreement dated as of January 25, 1999 between the Company and RGC International Investors LDC ("RGC")
                  10.29 Promissory Note dated January 26, 1999 issued by the Company to RGC ("Note")
                  10.30 Registration Rights Agreement dated as of January 25, 1999 between the Company and RGC
                  10.31 Form of Warrant issuable by the Company pursuant to the Note


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INTERACTIVE MAGIC INC.



                                                     By: /s/ Michael Oliver
                                                        ------------------------
                                                        Michael Oliver
                                                        Chief Financial Officer

Dated:  January 29 , 1999